UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008 (December 3, 2008)

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SYNCORA HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

Canon’s Court, 22 Victoria Street, Hamilton, Bermuda HM EX
(Address of principal executive offices)

(441) 295-7135
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05   Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On December 3, 2008, the Board of Directors of Syncora Holdings Ltd. (the “Company”) approved revisions to the Company’s Code of Business Conduct and Ethics (the “Code”). The revised Code is included in full as Exhibit 99.1. hereto. A brief description of the revisions is provided below:

The provision entitled “Reporting” has been expanded to advise of disciplinary and/or criminal action in response to efforts to retaliate against individuals for providing the Company or law enforcement with good faith or truthful information, as the case may be.

The provision entitled “Honest and Fair Dealing, Conflict of Interest, Corporate Opportunity and Protection and Proper Use of Company Assets” has been expanded to advise that (i) loans to, or guarantees of obligations of, employees of the Company will not be allowed without prior written approval of the General Counsel, and the Board of Directors or a committee thereof, if appropriate, and (ii) the Company will not extend, maintain or arrange any personal loan to or for any director or executive officer of the Company.

Other changes were of a technical or administrative nature, including the change of the Company’s name from Security Capital Assurance Ltd to Syncora Holdings Ltd. where it appears in the Code.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.    The following exhibit is filed with this report:

Exhibit 99.1           Syncora Holdings Ltd. Code of Business Conduct and Ethics.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCORA HOLDINGS LTD.
(Registrant)

Date: December 8, 2008	By:	/s/ Susan Comparato
Name: Susan Comparato
Title: Acting Chief Executive Officer
and President